Exhibit 10.22

DIRECTOR CONTRACT

Between the undersigned

Johnny Marcher

Birkegårdsvej 16

3200Helsinge

CPR no.: 010171-3971

(Hereinafter called the Director)

and

LiqTech International A / S

Industriparken 22C

2750 Ballerup

CVR no.: 2512 1031

(Hereinafter called the Company)

has today signed the following Executive Contract:

1. RECRUITMENT

1.1 The Director has been appointed Chief Operating Officer (COO) as of November 1, 2013. The Director has been employed by the Company since 2002.

2. EMPLOYMENT AND RESPONSIBILITIES

2.1. The Director is under subject to statutory rules and the liability to the Company’s CEO to perform his job as a COO.

3. SALARY, BONUS, PENSION AND Wages Regulatory

3.1 The Director's annual salary is by accession DKK 720,000 per year, paid monthly on the last business day of the month with 1/12.

3.3 The Company shall pay 4% of monthly salary, see § 3.1 as pension for director. The amount must be paid to the pension fund chosen by the com-pany.

3.4 Director's fees negotiated each year in November, beginning November 2014.

4. OTHER BENEFITS

4.1 The Company provides a broadband connection available in the Director's residence and pays at the same time all installation and operating costs for this.

4.2 The Company provides a mobile telephone available to the Director and pay phone charges connected thereto.

4.3 The Company provides a laptop available to the Director.

4.4 The tax consequences for the Director of the private disposal facilities listed above are treated by the Company according to applicable law.

5. TRAVEL AND ENTERTAINMENT

5.1 Director's travel expenses for travel and representation in the Compa-ny's interest will be refunded by the Company after the bill or according to agreement.

6. CONTINUING EDUCATION

6.1 The Director is entitled to one, compared to its position, proper training, paid by the Company. The director is planning its own continuing education and shall notify the chairman thereof.

7. HOLIDAY

7.1 Holidays are earned and held in accordance with the rules of the Holi-days Act equivalent to 5 weeks annually.

The special holiday allowance under the Holidays Act is paid and includes with the same percentage in the calculation of holiday pay on resignation.

7.2 The Director will plan the holiday himself but is obligated to take the Company's best interests into account. The director must notify the CEO of the planned holiday.

7.3 Upon resignation is the Director obligated to a 12.5% holiday allowance. The holiday allowance is paid in cash upon resignation along with the last salary payment.

8. TERMINATION

8.1 This current COO contract may be terminated by the Company with 12 months’ notice and by the director with 12 months’ notice to the end of a month.

8.2 If the Director within a period of 12 consecutive months has collected salary for a total of 120 days while the Director has been sick (including Sundays and holidays) this contract may be terminated within 1 month no-tice. Notice shall be given immediately on the expiry of the 120 sick days, and while the Director still is reported sick.

8.3 On resignation the Director is required to return all materials, including copies as well as effects belonging to the Company, and is in possession of the Director. This also applies to credit cards, keys, etc. The Director can not exercise the lien in any of this material.

8.4 Termination is otherwise subject to the Employers' and Salaried Employees' Act.

9. CONFIDENTIALITY

9.1 The Director has duty of confidentiality regarding everything that he discover in connection with his employment as Director, unless they are facts that within the nature of things must be brought forward to a third party. This duty of confidentiality is also valid after the Directors resignation.

9.2 Where the Director resigns his position - regardless the reason whatso-ever - any substances belonging to the Company, which is in the Directors possession, shall be returned immediately.

10. COPIES OF CONTRACT, VENUE ETC

10.1 Any dispute between the Company and the Director on the occasion of this contract of employment must, if agreement between the parties cannot be reach by negotiations, be decided by the ordinary courts in Denmark.

10.2 This contract is drawn up into 2 equal sounding signed copies, one of which remains with the Company, while the other handed to the Director.

*****

Signature

Copenhagen, 01 November 2013         Copenhagen, 01 November 2013

/s/ Johnny Marcher	/s/ Authorized Person
Johnny Marcher	LiqTech International A/S